UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 1, 2016 (Date of earliest event reported)

A. M. CASTLE & CO. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-5415 (Commission File Number)	36-0879160 (IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523 (Address of principal executive offices)

Registrant’s telephone number including area code: (847) 455-7111

Not Applicable (Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On November 3, 2016, A.M. Castle & Co. (the “Company”) entered into a Settlement Agreement (the “Agreement”) with Raging Capital Management, LLC (“Raging Capital”) and certain of its affiliates (the “Raging Capital Group”), and Steven W. Scheinkman, Kenneth H. Traub, Allan J. Young, and Richard N. Burger. The Agreement supersedes the two prior settlement agreements (as amended) by and among the Company and the Raging Capital Group dated March 17, 2015, and May 27, 2016, which shall have no further force or effect.

The members of the Raging Capital Group, Kenneth H. Traub, Allan J. Young, and Richard N. Burger have agreed to customary standstill restrictions during the standstill period beginning on the date of execution of the Agreement and ending on the date that is one day after the Company’s 2018 annual meeting of stockholders, including specified prohibitions against solicitation of proxies, submission of stockholder proposals, nomination of director candidates, formation of a group, calling a special meeting, and engaging in extraordinary transactions with or involving the Company. The standstill restrictions are substantially consistent with those set forth in the settlement agreement dated May 27, 2016, entered into with the Raging Capital Group in connection with their nomination of director candidates for the 2016 annual meeting of stockholders.

The standstill will also restrict the members of the Raging Capital Group from acquiring beneficial ownership of shares of the Company’s common stock (excluding (i) 18,888 shares of common stock held by Mr. Traub as of the date of the Agreement; (ii) 18,667 shares of common stock held by Mr. Young as of the date of the Agreement; and (iii) shares of common stock underlying the Company’s 5.25% Convertible Senior Notes due 2019 owned by the Raging Capital Group as of the date of the Agreement) or beneficial ownership of any of the Company’s 12.75% Senior Secured Notes due 2018, 7% Convertible Notes due 2017, 5.25% Convertible Senior Notes due 2019 or any other interests in the Company’s indebtedness (excluding $27,500,000 principal amount of the Company’s 12.75% Senior Secured Notes due 2018 and $2,940,000 principal amount of the Company’s 5.25% Convertible Senior Notes due 2019 currently owned by the Raging Capital Group).

The Agreement is entered into in connection with that certain transaction pursuant to which W.B. & Co. has purchased 4,630,795 shares of common stock in the Company owned by Raging Capital Master Fund, Ltd. Jonathan B. Mellin, a director of the Company, is one of the general partners of W.B. & Co. and shares voting power with respect to the shares of the Company’s common stock owned by W.B. & Co. Following this purchase, W.B. & Co. will own approximately 35% of the Company’s outstanding common stock.

The foregoing description of the Agreement does not purport to be a complete summary of the terms of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Agreement, effective November 4, 2016 Kenneth H. Traub and Richard N. Burger each resigned from their respective positions as members of the Board of the Directors of the Company (the “Board”) and all committees of the Board on which they served. Neither Mr. Traub’s nor Mr. Burger’s resignations were because of a disagreement with the Company on any matters relating to the Company’s operations, policies, or practices.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 3, 2016, the Board approved an amendment to the Amended and Restated Bylaws of the Company (the “Amendment”). The Amendment amended Section 1 of Article III to change the minimum number of directors on the Board from eight (8) directors to four (4) directors.

The description above of the Amendment to the Company’s Amended and Restated Bylaws does not purport to be complete, and is qualified in its entirety by reference to the full text of Section 1 of Article III of the Amended and Restated Bylaws, set forth in Exhibit 3.1 to this Form 8-K and incorporated in this Item by reference.

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Item 8.01

Other Events.

On November 1, 2016, and November 2, 2016, the Company entered into two commitment letters (eeach, a “Commitment Letter”) with (i) Highbridge Capital Management, LLC (acting individually or through one or more of its affiliates) (“Highbridge”), Corre Partners Management, LLC (acting individually or through one or more of its affiliates) (“Corre”), Whitebox Credit Partners, L.P. (acting individually or through one or more of its affiliates) (“Whitebox”) and WFF Cayman II Limited and (ii) SGF, LLC (acting individually or through one or more of its affiliates) (each, a “Financial Institution” and collectively, the “Financial Institutions”) in order to replace and repay any amounts (and cash collateralization of any undrawn letters of credit) outstanding under, the Company’s $100 million revolving loan and security agreement with Wells Fargo Bank, National Association as lender and administrative agent (the “Existing Credit Agreement”). Pursuant to the terms of the Commitment Letters, the Company’s new credit facilities from the Financial Institutions will take the form of senior secured first lien term loan facilities (the “Facilities”) in an aggregate principal amount of $100.0 million. In connection therewith, commitments pursuant the Existing Credit Agreement will be terminated and liens granted to the collateral agent pursuant thereto will be released in full.

Upon initial funding of the Facilities, the Financial Institutions will be issued warrants (the “Warrants”) to purchase an aggregate of 5,000,000 shares of common stock of the Company, pro rata based on the principal amount of each Financial Institution’s commitment to the Facilities. The Warrants will have exercise prices as follows: (a) 50% of the Warrants will have an exercise price of $0.50 per share and will expire 18 months from the date of grant and (b) the remaining 50% of the Warrants will have an exercise price of $0.65 per share and will expire 18 months from the date of the grant.

The funding of the Facilities is subject to original issue discount in an amount of equal to 3.00% of the full principal amount of the Facilities. The Facilities will bear interest at a rate per annum equal to 11.00%, payable monthly in arrears. The outstanding principal amount of the Facilities provided for in the Commitment Letters and all accrued and unpaid interest thereon will be due and be payable on September 14, 2018.

The commitment of the Financial Institutions in respect of the Facilities is subject to, among other things, the negotiation, execution and delivery of definitive documentation with respect to the Facilities. Although the Facilities will be in the form of term loans as opposed to a revolver as was the case with the Existing Credit Agreement, the Company expects the terms and conditions of the Facilities provided for in the Commitment Letter to be substantially similar to those relating to the Existing Credit Agreement. The Company will be subject to certain financial covenants, consisting of (a) a minimum cash EBITDA, (b) a minimum liquidity amount, and (c) a minimum working capital covenant.

A definitive agreement with respect to the Facilities, as required by the Commitment Letter, has not been executed and there can be no assurances that such agreement will be executed or as to the terms of such Facilities, or that certain other conditions required by the Commitment Letter will be satisfied. The Existing Credit Agreement matures on December 10, 2019. The Company is in compliance with all covenants related to the Existing Credit Agreement.

Item 9.01

Financial Statements and Exhibits.

(d)    The following exhibits are filed as part of this report:

Exhibit No.	Description
Exhibit 3.1	Amended and Restated Bylaws of A. M. Castle & Co., as adopted on November 3, 2016.
Exhibit 10.1	Settlement Agreement dated November 3, 2016, by and among A. M. Castle & Co., Raging Capital Management, LLC and certain of their affiliates, and Steven W. Scheinkman, Kenneth H. Traub, Allan J. Young, and Richard N. Burger.

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Cautionary Statement on Risks Associated with Forward Looking Statements

Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, and the cost savings and other benefits that we expect to achieve from our facility closures and organizational changes. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” "should," or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including our ability to effectively manage our operational initiatives and restructuring activities, the impact of volatility of metals prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, our ability to successfully complete the remaining steps in our strategic refinancing process, and the impact of our substantial level of indebtedness, as well as including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as amended. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. CASTLE & CO.
/s/ Marec E. Edgar
November 4, 2016	By:	Marec E. Edgar Executive Vice President, General Counsel, Secretary & Chief Administrative Officer

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EXHIBIT INDEX

Exhibit No.	Description
Exhibit 3.1	Amended and Restated Bylaws of A. M. Castle & Co., as adopted on November 3, 2016.
Exhibit 10.1	Settlement Agreement dated November 3, 2016, by and among A. M. Castle & Co., Raging Capital Management, LLC and certain of their affiliates, and Steven W. Scheinkman, Kenneth H. Traub, Allan J. Young, and Richard N. Burger.

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